Exhibit 10.15
INTERVIEW CONSENT AND RELEASE FORM

Artist Name:	Address:

Date

Artist Rep.:	Telephone:

This Agreement (“Agreement”) is made and entered into by and between NGTV (“Company”) and the artist(s) p/k/a “                                                              ” (“Artist”) with respect to the recorded transmission by Company of Artist’s interview and miscellaneous B-Roll scheduled to take place on                                          ,2005 (the “Event”).
In consideration of the terms and conditions set forth below, Company and Artist agree as follows:
1)	Artist grants to Company and its licensees and assigns the following exclusive rights:
a)	The right to record, videotape, photograph and audiotape the Event (the “Event Recordings”), store digitally or otherwise reproduce the Event Recordings and to use, broadcast the Event Recordings, in whole or in part, worldwide, in all media and other forms of exploitation, in perpetuity. The rights granted herein shall include and not be limited to the right to alter, edit and combine material involving myself, and others, and to include the material involving me in other programs.

b)	The right to use the Artist’s name, voice, approved biographical information and any approved pictures, approved photographs or likenesses of artist (alone or with others), whether created by NGTV or given to NGTV by Artist, in connection with the Event and in connection with advertising, use and promotion of the Event and the Event Recordings.
2)	Artist represents and warrants that the execution and performance of this Agreement will not cause Artist to be in breach of any other agreement. Artist hereby agrees to defend, indemnify and hold harmless Company from any and all damages and expenses of any nature whatsoever, arising out of or relating to a breach of the foregoing representations and warranties. In the event Artist is a member of a performing group, Artist hereby agree that all obligations in this Agreement are the joint and several obligations of each member of the group.

3)	The promotional support Company will provide Artist shall be consideration for this Agreement.
This Agreement sets forth the entire understanding of the parties with respect to this matter and is fully merged and integrated. This Agreement may not be modified, except in writing signed by both parties. This Agreement shall be governed by the laws of the State of California. The parties hereby consent to the to resolve any dispute hereunder by submitting such dispute to binding arbitration pursuant to the rules of the American Arbitration Association, in Los Angeles County, California. The parties waive any objection thereto on the basis of personal jurisdiction or venue, and expressly agree to venue and jurisdiction in Los Angeles County, California.
If Artist or Artist’s Representative has read and understands all of the provisions of this Agreement and agrees with the foregoing, please execute this Agreement in the space below. Facsimile signatures shall carry the same full force and effect as originals.

AGREED TO AND ACCEPTED

By:

Print Name:

Title:

Date:

9944 Santa Monica Boulevard, Beverly Hills, California 90212
Tel: 310.556.8600 • Fax: 310.556.8655